Exhibit 23.1

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-275374, 333-277816, 333-286040, and 333-291268) on Form S-8 and (No. 333-283781, 333-288025 and 333-291269) on Form S-3 of our report dated March 30, 2026, with respect to the financial statements of Lexeo Therapeutics, Inc.

/s/ KPMG LLP

New York, New York

March 30, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.